Exhibit 32.2

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Timothy Cruickshank, Chief Financial Officer of HeartBeam, Inc. (the “Company”), hereby certify that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and
2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2026	By: /s/ Timothy Cruickshank
Timothy Cruickshank
Chief Financial Officer
(Principal Financial and Accounting Officer)